                                                            Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            _______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             FIRST DATA CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                     47-0731996
(State or other jurisdiction           (I.R.S. employer identification number)
of incorporation or organization)

 401 HACKENSACK AVENUE
        7TH FLOOR
 HACKENSACK, NEW JERSEY                                07601
(Address of principal executive offices)             (Zip code)

              FIRST DATA CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan)

                                HENRY C. DUQUES
                            FIRST DATA CORPORATION
                       401 HACKENSACK AVENUE, 7TH FLOOR
                         HACKENSACK, NEW JERSEY  07601
                                (201) 525-4700
                     (Name, address and telephone number,
                  including area code, of agent for service)
                                  COPIES TO:
                           DAVID P. BAILIS, ESQUIRE
                         PATRICIA A. WINCHELL, ESQUIRE
                            2121 NORTH 117TH AVENUE
                            OMAHA, NEBRASKA  68164

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                            AMOUNT    PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
TITLE OF SECURITIES                         TO BE      OFFERING PRICE       AGGREGATE      REGISTRATION
TO BE REGISTERED                          REGISTERED    PER SECURITY      OFFERING PRICE       FEE
- -------------------------------------------------------------------------------------------------------

COMMON STOCK, PAR VALUE $.01 PER SHARE     3,000,000      $73.69(1)      $221,070,000      $76,231.03

=======================================================================================================
TOTAL                                                                                      $76,231.03
=======================================================================================================

(1) CALCULATED IN ACCORDANCE WITH RULE 457(h)(1) AND (c) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF COMPUTING THE REGISTRATION FEE, BASED UPON THE AVERAGE OF THE HIGH AND LOW SALE PRICES OF THE COMMON STOCK, $.01 PAR VALUE, OF FIRST DATA CORPORATION ("COMMON STOCK") ON THE NEW YORK STOCK EXCHANGE ON JULY 24, 1996.

(2) IN ADDITION, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF ADDITIONAL SECURITIES WHICH MAY BE ISSUED UNDER THE ABOVE-REFERENCED PLAN PURSUANT TO THE ANTI-DILUTION PROVISIONS OF SUCH PLAN AND, IF INTERESTS IN THE ABOVE-REFERENCED PLAN ARE DEEMED TO CONSTITUTE SEPARATE SECURITIES, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT SHALL ALSO COVER AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE ABOVE-REFERENCED PLAN.
================================================================================

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          -----------------------------------------------

          The following documents heretofore filed with the Securities and Exchange Commission by First Data Corporation are incorporated herein by reference:

          (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) the description of the common stock, par value $.01 per share, of the Registrant (the "Common Stock") contained in the Registrant's Report on Form 8-A (File No. 1-11073) filed March 24, 1992, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being herein after referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

          Certain legal matters with respect to the offering of the shares of common stock registered hereby have been passed upon by Patricia A. Winchell, Senior Counsel of the Registrant. Ms. Winchell is paid a salary by, and is a participant in various employee benefit plans offered to employees of the Registrant. Ms. Winchell participates in the Registrant's Long-Term Incentive Plan and has options to purchase shares of First Data Common Stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

          In accordance with the DGCL, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except to the extent provided by the DGCL (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

          The Restated Certificate of Incorporation and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Company is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

ITEM 8.   EXHIBITS
          --------


Exhibit
Number    Description of Exhibit
- -------   ----------------------

 4.1 Registrant's Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 1995 dated November 13, 1995, Commission File No. 1-11073).

 4.2 Registrant's By-laws. (Incorporated by reference to Exhibit 28.2 of the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1992, dated May 14, 1992, Commission File No. 1-11073).

 5        Opinion and Consent of Patricia A. Winchell, Esq.

15 Letter from Ernst & Young LLP regarding Unaudited Interim Financial Information.

23.1 Consent of Ernst & Young LLP with respect to the Registrant's financial information.

23.2 Consent of Deloitte & Touche LLP with respect to the Registrant's financial information.

23.3 Consent of Patricia A. Winchell, Esq. (included in the opinion of Ms. Winchell filed as Exhibit 5 hereto).

24        Power of Attorney (included on the signature page).



ITEM 9.   UNDERTAKINGS
          ------------

       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1) (i) and (1) (ii) above do not apply if
- --------  -------
the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undesigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 24, 1996.

                                               FIRST DATA CORPORATION


                                       By:     /s/ HENRY C. DUQUES
                                          ----------------------------------
                                                  Henry C. Duques
                                                  Chairman of the Board
                                                  Chief Executive Officer


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints David P. Bailis, Patricia A. Winchell and Thomas A. Rossi, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or the substitutes or substitute of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                       Title                  Date
         ---------                       -----                  ----
/s/ HENRY C. DUQUES            Chairman of the Board and    July 24, 1996
- ---------------------------     Chief Executive Officer
Henry C. Duques

/s/ LEE ADREAN                  Chief Financial Officer     July 24, 1996
- ---------------------------  (Principal Financial Officer)
Lee Adrean

/s/ RICHARD MACCHIA            Senior Vice President and    July 24, 1996
- ---------------------------  Principal Accounting Officer
Richard Macchia

/s/ BEN BURDETSKY                      Director             July 24, 1996
- ---------------------------
Ben Burdetsky



        Signature                       Title                   Date
        ---------                       -----                   ----


/s/ COURTNEY F. JONES                  Director             July 24, 1996
- ---------------------------
Courtney F. Jones


/s/ ROBERT J. LEVENSON                 Director             July 24, 1996
- ---------------------------
Robert J. Levenson


/s/ JAMES D. ROBINSON III              Director             July 24, 1996
- ---------------------------
James D. Robinson III


/s/ CHARLES T. RUSSELL                 Director             July 24, 1996
- ---------------------------
Charles T. Russell


/s/ BERNARD L. SCHWARTZ                Director             July 24, 1996
- ---------------------------
Bernard L. Schwartz


/s/ GAREN K. STAGLIN                   Director             July 24, 1996
- ---------------------------
Garen K. Staglin



                                     INDEX
                                     -----

EXHIBIT
NUMBER       DESCRIPTION OF EXHIBIT                                                           PAGE #
- --------     ----------------------                                                           ------

   4.1 Registrant's Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 1995 dated November 13, 1995, Commission File No. 1-11073).

   4.2 Registrant's By-laws. (Incorporated by reference to Exhibit 28.2 of the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1992, dated May 14, 1992, Commission
             File No. 1-11073).

   5         Opinion and Consent of Patricia A. Winchell, Esq.                                ____

  15         Letter from Ernst & Young LLP regarding Unaudited Interim                        ____
             financial Information.

  23.1       Consent of Ernst & Young LLP with respect to the Registrant's
             financial information.                                                           ____

  23.2 Consent of Deloitte & Touche LLP with respect to the Registrant's financial information.

  23.3 Consent of Patricia A. Winchell, Esq. (included in the opinion of Ms. Winchell filed as Exhibit 5 hereto).

  24         Power of Attorney (included on the signature page).
